UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2011

SOUTHERN CALIFORNIA EDISON COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-2313	95-1240335
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2244 Walnut Grove Avenue
(P.O. Box 800)
Rosemead, California  91770
(Address of principal executive offices, including zip code)

626-302-1212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
       Compensatory Arrangements of Certain Officers.

On December 8, 2011, the Boards of Directors of Edison International and Southern California Edison Company (“SCE”) elected Peter J. Taylor to serve as a Director of Edison International and of SCE.  Mr. Taylor has joined the Boards as an independent Director and was also appointed to serve on the Boards’ Audit Committees until the next election of Directors at the Edison International and SCE 2012 Joint Annual Meeting of Shareholders.

Edison International has issued a press release announcing the election of Mr. Taylor to the Boards.  A copy of the press release is attached as Exhibit 99.1 hereto.

There is no arrangement or understanding between Mr. Taylor and any other person pursuant to which he was elected as a Director.  In connection with his service, Mr. Taylor will be compensated as a non-employee Director.  Mr. Taylor does not have any relationship or related transaction with Edison International or SCE that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits.

(c)              Exhibits

See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY (Registrant)
/s/ CHRIS C. DOMINSKI _______________________________________ CHRIS C. DOMINSKI Vice President and Controller

Date:  December 12, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Edison International’s Press Release, dated December 12, 2011.